7

                                 STOCK PURCHASE
                                      AMONG
                         COMPETITIVE TECHNOLOGIES, INC.,
                              BETTY RIOS VALENCIA,
                                       AND
                                  AGROFRUT E.U.
                                  -------------

                                 APRIL 17, 2007


     THIS STOCK PURCHASE AGREEMENT (the "Agreement") is entered into as of April 17, 2007, by and among Competitive Technologies, Inc., a Delaware corporation ("CTT"), Betty Rios Valencia ("Agrofrut Shareholder") and Agrofrut E.U., a Colombian corporation ("Agrofrut").

     WHEREAS, Agrofrut has developed proprietary technology for the extraction of micronutrients and nutraceutical compounds from organic materials and for certain other nanoprocessing of organic materials;

     WHEREAS, CTT seeks to acquire the technology developed by Agrofrut and the nutraceutical compounds produced by Agrofrut and to be marketed by CTT;

     WHEREAS, for these purposes, CTT is willing to make a strategic investment in Agrofrut and Agrofrut is willing to issue shares of Agrofrut voting common stock ("Shares") to CTT in return for CTT's strategic investment;

     WHEREAS, in return for CTT's strategic investment in Agrofrut, Agrofrut is willing to issue CTT 5% (five percent) of Agrofrut's Shares and exclusive marketing rights, and Agrofrut Shareholder is willing to agree to exchange her Shares in Agrofrut with CTT for Shares in CTT in accordance with the terms of this Agreement, the accompanying Term Sheet and the Exchange Agreement and Ancillary Agreements that would fully implement the Term Sheet;

     WHEREAS, CTT, Agrofrut Shareholder and Agrofrut are entering into a Term Sheet for an Exchange Agreement, dated as of the date hereof (the "Exchange Agreement"), which provides, among other things, for CTT's acquisition of all of the Shares of Agrofrut Shareholder (such exchange, along with the other transactions contemplated by the Exchange Agreement, are referred to as the "Transactions"), for CTT to have exclusive marketing rights to Agrofrut's Products and for Agrofrut to issue to CTT 5% (five percent) of Agrofrut's Stock as a strategic investment by CTT;

     WHEREAS, as a condition and inducement to CTT's willingness to enter into the Term Sheet, CTT has requested that Agrofrut Shareholder agree to exchange all of Agrofrut Shareholder's Shares of Agrofrut Common Stock, par value $100 pesos colombianos per share (the "Common Stock"), for CTT stock upon the terms and subject to the conditions hereof; and

     WHEREAS, in order to induce CTT to enter into the Term Sheet and this Agreement, Agrofrut Shareholder is willing to agree to the exchange pursuant to the Term Sheet;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

     1.  Purchase  and  Sale  of  Agrofrut  Shares.  Upon  execution  of  this
         -----------------------------------------
Agreement, the Term Sheet and the Exclusive Marketing Agreement, Agrofrut shall deliver to CTT a certificate representing Shares of Agrofrut's common stock equal to 5% (five percent) of the Shares of Agrofrut's Common Stock that are issued and outstanding following Agrofrut's issuance of Shares of Common Stock to CTT in consideration of the purchase price set forth in this Agreement. The certificate representing the Agrofrut Shares of Common Stock shall have all the necessary documentary transfer tax stamps affixed thereto at the expense of Agrofrut. Agrofrut shall deliver the certificate representing the Shares to CTT upon payment by CTT.

    2.  Conditions  to  Delivery  of  Shares.  Agrofrut's  obligation to deliver
        ------------------------------------
2,500 Shares representing 5% (five percent) of Agrofrut's Stock upon exercise of the Option is subject only to the conditions that (a) a disinterested majority of CTT's Board of Directors approve this transaction, (b) Agrofrut Shareholder, CTT and Agrofrut agree to the Term Sheet, (c) Agrofrut Shareholder, CTT and Agrofrut agree to the Exclusive Marketing Agreement, and (d) CTT pay Agrofrut $750,000 (Seven Hundred Fifty Thousand United States Dollars).

    3.  Payment  for  Agrofrut  Equity.  The  parties  agree  that CTT shall pay
        ------------------------------
Agrofrut the amount of $750,000 (Seven Hundred Fifty Thousand United States Dollars) as good, valuable and binding consideration to Agrofrut for the purchase of 5% (five percent) of Agrofrut's Shares of Common Stock, as consideration for entering into an Exclusive Marketing Agreement with CTT, and as consideration for Agrofrut Shareholder. If the Exchange Agreement does not close within 180 (one hundred eighty) days due to the fault of Agrofrut Shareholder or Agrofrut, then CTT shall have the greater of an additional 30 (thirty) days or 10 (ten) days after the fault of Agrofrut Shareholder or Agrofrut is remedied to close the Exchange Agreement.

     4.  The  Exchange.  Contemporaneously  herewith,  CTT, Agrofrut Shareholder
         -------------
and Agrofrut are entering into the Term Sheet for the Exchange Agreement. Subject to the other terms and conditions set forth herein, Agrofrut Shareholder, Agrofrut and CTT agree that CTT shall acquire all of the Agrofrut Shares of Common Stock amounting to 50,000 shares in exchange for the number of CTT's shares determined by (i) multiplying by .95 the amount of the independent valuation of Agrofrut that a disinterested majority of CTT's Board of Directors has approved; and (ii) dividing the result by 110% (One Hundred Ten Percent) of the 180-day (one hundred eighty) weighted average price of CTT shares, for the period 90 days before the date of this Term Sheet and the period 90 days beginning on the date of this Term Sheet, as determined by the closing price and trading volume shown on the Consolidated Tape of the American Stock Exchange for each trading day in the 180-day (one hundred eight) period ("CTT Share Value"). The Exchange shall close within 180 (one hundred eighty) days in accordance with the Term Sheet and the Agreement, and documents implementing the Term Sheet and consequent Exchange.

      5.   Representations  and Warranties of Agrofrut and Agrofrut Shareholder.
           --------------------------------------------------------------------
Agrofrut and Agrofrut Shareholder represent and warrant to CTT that: (a) Agrofrut is a corporation duly organized, validly existing and in good standing under the laws of the Republic of Colombia and has the requisite corporate power and authority to enter into and to perform this Agreement; (b) the execution and delivery of this Agreement by Agrofrut and Agrofrut Shareholder and the consummation by them of the transactions contemplated hereby have been duly authorized by Agrofrut's Board of Directors, and this Agreement has been duly executed and delivered by a duly authorized officer of Agrofrut and constitutes a valid and binding obligation of Agrofrut and Agrofrut Shareholder, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity;
(c) Agrofrut and Agrofrut Shareholder have taken all necessary corporate actions to authorize and to reserve the Shares issuable under this Agreement, and the Shares, when issued and delivered as contemplated hereby, will be duly authorized, validly issued, fully paid and non-assessable, free of preemptive rights and with all necessary documentary transfer tax stamps affixed thereto at the expense of Agrofrut; (d) the execution and delivery of this Agreement by Agrofrut and Agrofrut Shareholder and the consummation by them of the transactions contemplated hereby do not require the consent, waiver, approval or authorization of or any filing with any person or public authority and will not violate, result in a breach of or the acceleration of any obligation under, or constitute a default under, any provision of Agrofrut's certificate of incorporation or bylaws, or any material indenture, mortgage, lien, lease, agreement, contract, instrument, order, law, rule, regulation, judgment, ordinance or decree, or restriction by which Agrofrut or Agrofrut Shareholder or any of their respective properties or assets is bound; (e) no anti-takeover provision contained in the certificate of incorporation or bylaws of Agrofrut is, or shall be, applicable to any of the transactions contemplated by this Agreement, and Agrofrut's Board of Directors has taken all action to approve the transactions contemplated hereby to the extent necessary to avoid any such application to the Transactions and not violate any such provision or require any shareholder vote; (f) Agrofrut Shareholder and Agrofrut have taken all corporate and individual actions necessary so that the Option may be granted and subsequently exercised by CTT; (g) Agrofrut has no other Shares of Common Stock or any other equity or debt securities issued and outstanding other than the Shares of Agrofrut Common Stock that are subject to this Agreement or owned by Agrofrut Shareholder and subject to the Exchange provided for in the accompanying Term Sheet; and (h) Agrofrut has no subsidiary, parent or affiliated corporation or other affiliated entity.

     6.   Representations and Warranties of CTT.  CTT represents and warrants to
          -------------------------------------
Agrofrut Shareholder and Agrofrut that: (a) the execution and delivery of this Agreement by CTT and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of CTT, and this Agreement has been duly executed and delivered by a duly authorized officer of CTT and constitutes a valid and binding obligation of CTT;
(b) CTT is acquiring Agrofrut's Shares for its own account and not with a view to distribution or resale in any manner which would be in violation of the Securities Act; (c) CTT is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to enter into and perform this Agreement; (d) the execution and delivery of this Agreement by CTT and the consummation by it of the transactions contemplated hereby have been duly authorized by the Board of Directors of Agrofrut and Agrofrut Shareholder, and this Agreement has been duly executed and delivered by a duly authorized officer of CTT and constitutes a valid and binding obligation of CTT, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity; (e) CTT has taken all necessary corporate action to authorize and to reserve the Shares issuable upon exercise of the Option and the Shares, when issued and delivered by CTT (upon closing of the Exchange and delivery of Agrofrut Shares by Agrofrut Shareholder as contemplated hereby), will be duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights; (f) the execution and delivery of this Agreement by CTT and the consummation by it of the transactions contemplated hereby do not require the consent, waiver, approval or authorization of or any filing with any person or public authority and will not violate, result in a breach of or the acceleration of any obligation under, or constitute a default under, any provision of Agrofrut Shareholder's certificate of incorporation or bylaws, or any material indenture, mortgage, lien, lease, agreement, contract, instrument, order, law, rule, regulation, judgment, ordinance or decree, or restriction by which CTT or any of its subsidiaries or any of their respective properties or assets is bound; and (g) no anti-takeover provision contained in the certificate of incorporation or bylaws of CTT is, or shall be, applicable to any of the transactions contemplated by this Agreement, and the Board of Directors of CTT has taken all action to approve the transactions contemplated hereby to the extent necessary to avoid any such application to the Transactions and not violate any such provision or require any shareholder vote.

     7.   Covenants  of  Agrofrut Shareholder and Agrofrut.  After the execution
          ------------------------------------------------
of this Agreement and the Term Sheet, Agrofrut Shareholder and Agrofrut covenant that they shall not take, and shall not allow to be taken, any of the following actions unless Agrofrut Shareholder and Agrofrut have both received the prior written approval of CTT: (a) amending the articles of incorporation, by-laws or corporate charter of Agrofrut; (b) sale or exchange of assets valued at more than $10,000 (U.S.) or intellectual property or other rights of Agrofrut; (c) sale or exchange of any interest in Agrofrut to a new owner; (d) taking any action which would cause the dilution of CTT's or the Exchange Party's interest in Agrofrut; (e) extending the purposes for which Agrofrut is organized or operating; (f) entering into any agreement for the sharing of profits or for joint ventures with any person or entity engaging in any business or venture with Agrofrut; (g) acquiring or merging with any business or executing any agreement to operate any business; (h) engaging in any other means of equity financing; (i) lending of Agrofrut funds; (j) filing or consenting to filing a petition for or against Agrofrut under any federal or state bankruptcy, insolvency or reorganization act; (k) establishing a program to allow one or more key employees to be awarded options or appreciation rights by Agrofrut; and/or (l) making any assignment for the benefit of creditors.

      8.  Expenses.  Each  party  hereto  shall pay its own expenses incurred in
          --------
connection with this Agreement, except as otherwise specifically provided herein.

     9.  Specific  Performance.  Agrofrut  Shareholder  and Agrofrut acknowledge
         ---------------------
that if Agrofrut Shareholder and/or Agrofrut fail to perform any of their obligations under this Agreement, immediate and irreparable harm or injury would be caused to CTT for which money damages would not be an adequate remedy. In such event, Agrofrut Shareholder and Agrofrut agree that CTT shall have the right, in addition to any other rights it may have, to specific performance of this Agreement. Accordingly, if CTT should institute an action or proceeding seeking specific enforcement of the provisions hereof, Agrofrut Shareholder and Agrofrut hereby waive the claim or defense that CTT has an adequate remedy at law and hereby agree not to assert in any such action or proceeding the claim or defense that such a remedy at law exists. Agrofrut Shareholder and Agrofrut further agree to waive any requirements for the securing or posting of any bond in connection with obtaining any such equitable relief.

     10.  Notice.  All  notices,  requests,  demands  and  other  communications
          ------
hereunder shall be deemed to have been duly given and made if in writing and if served by personal delivery upon the party for whom it is intended or delivered by registered or certified mail, return receipt requested, or, if sent by facsimile transmission, upon receipt of oral confirmation that such transmission has been received, to the person at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such person:

If  to  CTT:

     Mr. John B. Nano
     President and Chief Executive Officer
     Competitive Technologies, Inc.
     777 Commerce Drive
     Suite 100
     Fairfield, CT  06825

With  a  copy  to:

     Stephen  Sale,  Esq.
     Sale  &  Quinn,  P.C.
     910  Sixteenth  Street,  N.W.
     Fifth  Floor
     Washington,  DC  20006-2992

If  to  Agrofrut:

     Agrofrut  E.U.
     Carrera  Primero  Oest  717
     Apartado  1401
     Penta  Teracita
     Cali,  Colombia
     ATTN  :  Sra.  Betty  Rios  Valencia
              President

If  to  Agrofrut  Shareholder:

     Sra.  Betty  Rios  Valencia
     Carrera  Primero  Oest  717
     Apartado  1401
     Penta  Teracita
     Cali,  Colombia

     11.  Parties in Interest.  This Agreement shall inure to the benefit of and
          -------------------
be  binding  upon  the  parties  named  herein  and their respective successors.
Nothing in this Agreement, express or implied, is intended to confer upon any person or entity other than Agrofrut Shareholder, Agrofrut or CTT, or their successors, any rights or remedies under or by reason of this Agreement.

     12.  In  Pari  Materia; Amendments.  This Stock Purchase Agreement shall be
          -----------------------------
construed in conjunction with and to accord full effect to the Exclusive Marketing Agreement and Term Sheet executed simultaneously herewith, and to any Exchange Agreement and all Ancillary Agreements implementing the Term Sheet and Exchange Agreement, and together they contain the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings, oral or written, with respect to such Transactions. This Agreement may not be changed, amended or modified orally, but may be changed only by an agreement in writing signed by the party against whom any waiver, change, amendment, modification or discharge may be sought.

     13.  Assignment.  No  party  to this Agreement may assign any of its rights
          ----------
or obligations under this Agreement without the prior written consent of the other party hereto, except that CTT may assign its rights and obligations hereunder to a direct or indirect wholly owned subsidiary, but no such transfer shall relieve CTT of its obligations hereunder if such transferee does not perform such obligations.

     14.  Headings.  The  section  headings  herein are for convenience only and
          --------
shall  not  affect  the  construction  of  this  Agreement.

      15.  Counterparts.  This  Agreement  may  be  executed  in  any  number of
           ------------
counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall constitute one and the same document.

     16.  Facsimiles.  Facsimiles of original signatures of the parties shall be
          ----------
binding  and  shall  be  deemed  original  signatures  for  all  purposes.

     17.  Governing  Law.  This  Agreement shall be governed by and construed in
          --------------
accordance with the laws of the State of Delaware (without regard to principles of conflicts of law). Any action relating to this Agreement shall be brought in a court in the State of Connecticut.

     18.  Termination.  This  Agreement  shall  be  terminable  by  CTT,  at its
          -----------
option, in 180 (one hundred eighty) days if the Agreement is not performed due to the fault of Agrofrut or Agrofrut Shareholder. All representations and warranties contained in this Agreement shall survive delivery of and payment for the Shares.

     19.  Severability.  If any term, provision, covenant or restriction of this
          ------------
Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated.

      IN WITNESS WHEREOF, CTT, Agrofrut Shareholder and Agrofrut have caused this Agreement to be duly executed and delivered on the day and year first above written.


COMPETITIVE TECHNOLOGIES, INC.          AGROFRUT E.U.


/s/ John B. Nano                         /s/ Betty Rios Valencia
__________________________________          __________________________________
John B. Nano                                Betty Rios Valencia
President  and  Chief  Executive  Officer   President

                                   AGROFRUT  SHAREHOLDER



Dated: April 17, 2007
                                   /s/ Betty Rios Valencia
                                   ___________________________________
                                   Betty  Rios  Valencia
                                   Individually